                                                                    EXHIBIT 23.1



                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-47101, 333-56615 and 333-56675 and Form S-3 No.
333-84461, of U.S. Industries, Inc. and subsidiaries, of our report dated November 8, 1999 with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
December 23, 1999